Exhibit 99.1

SEE Reports Q3 2020 Results
Increasing full year 2020 financial outlook

Net sales of $1.2 billion, up 2% as reported; up 3% constant currency
Net earnings of $132 million, up 66%; EPS of $0.85, up 67%
Adjusted EBITDA of $259 million, up 8%; Adjusted EPS of $0.82, up 28%
Year to date cash flow from operations of $410 million, up 63%
CHARLOTTE, N.C., October 28, 2020 – Sealed Air Corporation (NYSE: SEE) today announced financial results for the third quarter 2020.
“We continue to navigate through the pandemic with a focus on Zero Harm, business continuity and our purpose: ‘to protect, to solve critical packaging challenges, and to leave our world better than we found it’. Our broad portfolio, global scale and agility have enabled us to effectively address evolving demands across our end markets and geographies.
Despite challenges, earnings and cash flow from operations in the first nine months of year are up significantly versus 2019, which is a credit to our people, our customer relationships and the strength and resilience of our business,” said Ted Doheny, Sealed Air’s President and CEO.
“Our performance in 2020 reflects continued execution of our Reinvent SEE business transformation. With markets moving to a more ‘touchless environment’, we are expanding our ‘SEE Automation’ and sustainability solutions, which includes differentiated packaging equipment, services, and materials. The direction we are taking the business is strengthening our global leadership in food safety, minimizing waste and protecting valuable goods.
We are increasing our full year 2020 sales, earnings and cash flow guidance based on strong execution to date and higher growth in e-Commerce, fulfillment and automated equipment,” continued Doheny.

Unless otherwise stated, all results compare third quarter 2020 to third quarter 2019 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported. Year-over-year comparisons are also made on an organic basis or constant dollar basis, which are non-U.S. GAAP measures. Organic refers to changes in unit volume and price performance and excludes acquisitions in the first year after closing, divestiture activity and the impact of currency translation. Constant dollar refers to changes in net sales and earnings, excluding the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Adjusted Net Earnings, Adjusted Diluted Earnings Per Share ("Adjusted EPS") and Adjusted Tax Rate, exclude the impact of specified items ("Special Items"), such as restructuring charges, restructuring associated costs, gains and losses related to acquisition and divestiture of businesses, special tax items ("Tax Special Items") and certain infrequent or one-time items. Please refer to the supplemental information included with this press release for a reconciliation of U.S. GAAP to Non-U.S. GAAP financial measures.

Sealed Air | 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

Business Highlights
In the third quarter, net sales in Food were $705 million, a decrease of 3% as reported. Currency negatively impacted Food sales by $15 million, or approximately 2%. On a constant dollar basis, net sales were down 1%. Volume was down $14 million, or 2%, largely due to softness in food service, partially offset by strength in equipment. Price was favorable $4 million or 1%, due to US dollar based-indexed pricing in South America. Adjusted EBITDA decreased 5% to $152 million, or 21.6% of net sales. The decrease in Adjusted EBITDA was primarily attributable to lower sales volume and unfavorable product mix, partially offset by Reinvent SEE initiatives and favorable price/cost spread.
Third quarter net sales in Protective were $533 million, an increase of 9% as reported. Currency had a positive impact on Protective sales of $3 million, or 1%. On a constant dollar basis, net sales increased $41 million, or 8%. The increase in net sales was driven by higher organic volume of $21 million, or 4%, due to strength in e-Commerce, fulfillment and automated equipment, partially offset by declines in industrial segments. The Automated Packaging Systems (“Automated”) acquisition contributed $24 million, or 5%, in acquisition sales, which represents one incremental month of sales compared to the third quarter 2019 (acquisition closed in August 2019). Adjusted EBITDA of $109 million, or 20.4% of sales, increased 29% due to Reinvent SEE initiatives, contributions from the Automated acquisition and higher volume. In the third quarter 2019, Adjusted EBITDA of $84 million, or 17.2% of sales, included a $7 million non-cash inventory step-up charge associated with the acquisition.
Third Quarter 2020 U.S. GAAP Summary
Net sales of $1.2 billion increased 2% as reported. Currency had a negative impact on total net sales of $12 million or approximately 1%.
Net earnings were $132 million, or $0.85 per diluted share. Special Items, which were largely due to one-time net tax related benefits, contributed $5 million to net earnings. This compares to third quarter 2019 net earnings of $80 million, or $0.51 per diluted share, which were unfavorably impacted by $20 million of Special Items, including restructuring and restructuring associated costs of $15 million, net of tax.
The effective tax rate in the third quarter 2020 was 11.7%, compared to 22.3% in the third quarter 2019. The lower tax rate was primarily the result of recently issued U.S. global intangible low taxed income (GILTI) regulations.
The effective rate in the nine months ending September 30, 2020 was 21.5% compared to 27.9% for the same period in 2019. The current year to date effective tax rate was favorably impacted by the recently issued U.S. GILTI regulations and the resolution of uncertain tax positions.
Third Quarter 2020 Non-U.S. GAAP Summary
Net sales increased 3% on a constant dollar basis. Contributions from the Automated acquisition were $24 million or approximately 2%. Organic volume increased $8 million or 1%. North America and Asia Pacific volumes were up 2% and 1%, respectively, while EMEA and South America were down 2% and 3%, respectively.
Adjusted EBITDA was $259 million, or 21.0% of net sales in the third quarter 2020 compared to $241 million, or 19.8% in 2019. Currency fluctuations had an unfavorable impact of $2 million, or 1% in the third quarter 2020. The improvement in Adjusted EBITDA was largely due to Reinvent SEE initiatives and favorable price/cost spread.
The Adjusted Tax Rate was 20.6% in the third quarter 2020, compared to 28.5% in the third quarter 2019. The adjusted tax rate was favorably impacted by the recently issued U.S. GILTI regulations.
The Adjusted Tax Rate was 25.3% in the nine months ending September 30, 2020 compared to 25.5% for the same period in 2019.
Adjusted earnings per diluted share was $0.82 for the third quarter 2020 compared to $0.64 in the third quarter 2019. The increase in Adjusted EPS was attributable to higher Adjusted EBITDA, lower Adjusted Tax Rate and lower net interest expense.

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Cash Flow and Net Debt
Cash flow provided by operating activities for the nine months ended September 30, 2020 was an inflow of $410 million, compared to an inflow of $251 million for the nine months ended September 30, 2019. The increase in cash from operating activities was primarily due to higher earnings and lower restructuring payments, partially offset by increased net trade working capital investment. Capital expenditures were $118 million for the nine months ended September 30, 2020 compared to $142 million in the same period last year. Free Cash Flow, defined as net cash provided by operating activities less capital expenditures was an inflow of $292 million in the nine months ended September 30, 2020, compared to an inflow of $110 million in the nine months ended September 30, 2019.
During the nine months ended September 30, 2020, the Company paid cash dividends of $76 million and repurchased approximately 521,000 shares for $20 million.
Net Debt, defined as total debt less cash and cash equivalents, was $3.4 billion as of September 30, 2020 compared to $3.6 billion at December 31, 2019. As of September 30, 2020, Sealed Air had approximately $1.4 billion of liquidity available, comprised of $317 million of cash and $1,132 million of undrawn, committed credit facilities. The Company does not have any debt maturities until August 2022.
2020 Full Year Guidance
For the full year 2020, Sealed Air expects net sales of approximately $4.85 billion, which is up 1% as reported and up 3% in constant dollars. Foreign currency is now expected to have a negative impact on net sales of approximately $90 million. This compares to previous sales guidance of $4.725 billion to $4.775 billion, which included an estimated unfavorable currency impact of approximately $120 million.
Adjusted EBITDA is expected to be approximately $1.04 billion, which now includes an estimated unfavorable currency impact of $20 million. This compares to previous Adjusted EBITDA guidance of $1.01 billion to $1.03 billion, which included an estimated unfavorable currency impact of approximately $25 million.
Adjusted EPS is expected to be approximately $3.05, which is based on approximately 156 million shares outstanding and an anticipated Adjusted Tax Rate of approximately 26%. This compares to previous guidance of $2.85 to $2.95 earnings per share and an Adjusted Tax Rate of approximately 27%.
Free cash flow is expected to be approximately $450 million, which compares to previous guidance of $350 million to $375 million. Capital expenditures are expected to be approximately $175 million compared to the previously provided range of $175 million to $190 million. Restructuring payments are now expected to be approximately $85 million compared to previously provided guidance of approximately $100 million.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Wednesday, October 28, 2020 at 10:00 a.m. (ET) to discuss our Third Quarter 2020 Results. The conference call will be webcast live on the Investors homepage at www.sealedair.com/investors. A replay of the webcast will also be available thereafter.
Business
Sealed Air is in business to protect, to solve critical packaging challenges, and to leave our world better than we found it. Our portfolio of leading packaging solutions includes CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, and BUBBLE WRAP® brand packaging, which collectively enable a safer, more efficient food supply chain and protect valuable goods shipped around the world. Sealed Air generated $4.8 billion in sales in 2019 and has approximately 16,500 employees who serve customers in 124 countries. To learn more, visit www.sealedair.com.
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and

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webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-U.S. GAAP Information
In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant dollar” basis, Free Cash Flow, Adjusted EBITDA and Adjusted Tax Rate, as our management believes these measures are useful to investors. We present results and guidance, adjusted to exclude the effects of Special Items and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. In addition, non-U.S. GAAP measures are used by management to review and analyze our operating performance and, along with other data, as internal measures for setting annual budgets and forecasts, assessing financial performance, providing guidance and comparing our financial performance with our peers and may also be used for purposes of determining incentive compensation. The non-U.S. GAAP information has limitations as an analytical tool and should not be considered in isolation from or as a substitute for U.S. GAAP information. It does not purport to represent any similarly titled U.S. GAAP information and is not an indicator of our performance under U.S. GAAP. Non-U.S. GAAP financial measures that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-U.S. GAAP measures. For a reconciliation of these U.S. GAAP measures to non-U.S. GAAP measures and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Condensed Consolidated Statements of Cash Flows” (under the section entitled “Non-U.S. GAAP Free Cash Flow”), “Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share,” “Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA,” “Components of Change in Net Sales by Segment” and “Components of Change in Net Sales by Region.” Information reconciling forward-looking U.S. GAAP measures to non-U.S. GAAP measures is not available without unreasonable effort.
We have not provided guidance for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain Special Items, including restructuring charges, gains and losses related to acquisition and divestiture of businesses, the ultimate outcome of certain legal or tax proceedings, and other unusual gains and losses. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition and results of operations. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019 (COVID-19), changes in energy costs, environmental matters, the success of our restructuring activities, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in our 2019 Annual Report on Form 10-K), regulatory actions and legal matters and the other information referenced in the “Risk Factors”

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section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.
Company Contacts

Investor Relations
Lori Chaitman
lori.chaitman@sealedair.com
516.458.4455

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742

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Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Operations(1)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2020	2019	2020	2019
Net sales	$1,237.2	$1,218.5	$3,562.3	$3,492.2
Cost of sales	832.7	826.5	2,377.4	2,356.7
Gross profit	404.5	392.0	1,184.9	1,135.5
Selling, general and administrative expenses	199.3	221.6	577.9	699.9
Amortization expense of intangible assets acquired	9.7	9.5	28.0	18.5
Restructuring charges	1.0	6.9	11.7	43.6
Operating profit	194.5	154.0	567.3	373.5
Interest expense, net	(43.0)	(48.5)	(130.7)	(136.6)
Foreign currency exchange loss due to highly inflationary economies	(1.1)	(1.3)	(3.2)	(3.4)
Other (expense) income, net	(1.2)	(1.9)	7.9	1.3
Earnings before income tax provision	149.2	102.3	441.3	234.8
Income tax provision	17.4	22.8	94.7	65.5
Net earnings from continuing operations	131.8	79.5	346.6	169.3
Gain (Loss) on sale of discontinued operations, net of tax	2.2	(11.5)	14.1	(10.6)
Net earnings	$134.0	$68.0	$360.7	$158.7
Basic:
Continuing operations	$0.85	$0.52	$2.23	$1.10
Discontinued operations	0.01	(0.08)	0.09	(0.07)
Net earnings per common share - basic	$0.86	$0.44	$2.32	$1.03
Diluted:
Continuing operations	$0.85	$0.51	$2.22	$1.09
Discontinued operations	0.01	(0.07)	0.09	(0.07)
Net earnings per common share - diluted	$0.86	$0.44	$2.31	$1.02
Weighted average number of common shares outstanding:
Basic	155.5	154.0	155.2	154.4
Diluted	156.1	154.8	155.8	155.2

(1)     The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

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Sealed Air Corporation
Supplemental Information
Condensed Consolidated Balance Sheets(1)
(Unaudited)

(In USD millions)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$316.8	$262.4
Trade receivables, net	582.7	556.5
Income tax receivables	15.2	32.8
Other receivables	65.9	80.3
Inventories, net	630.9	570.3
Current assets held for sale	0.7	2.8
Prepaid expenses and other current assets	55.2	58.9
Total current assets	1,667.4	1,564.0
Property and equipment, net	1,136.4	1,141.9
Goodwill	2,207.7	2,216.9
Identifiable intangible assets, net	167.6	182.1
Deferred taxes	246.3	238.6
Operating lease right-of-use-assets	77.3	90.1
Other non-current assets	325.5	331.6
Total assets	$5,828.2	$5,765.2
Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Short-term borrowings	$7.4	$98.9
Current portion of long-term debt	21.8	16.7
Current portion of operating lease liabilities	24.3	26.2
Accounts payable	718.8	738.5
Accrued restructuring costs	17.0	29.5
Income tax payable	42.9	12.3
Other current liabilities	481.0	514.1
Total current liabilities	1,313.2	1,436.2
Long-term debt, less current portion	3,710.1	3,698.6
Long-term operating lease liabilities, less current portion	54.5	65.7
Deferred taxes	31.5	30.7
Other non-current liabilities	694.4	730.2
Total liabilities	5,803.7	5,961.4

Stockholders’ equity (deficit):
Preferred stock	—	—
Common stock	23.2	23.2
Additional paid-in capital	2,082.7	2,073.5
Retained earnings	2,283.8	1,998.5
Common stock in treasury	(3,366.3)	(3,382.4)
Accumulated other comprehensive loss, net of taxes	(998.9)	(909.0)
Total stockholders’ equity (deficit)	24.5	(196.2)
Total liabilities and stockholders’ equity (deficit)	$5,828.2	$5,765.2

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

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Calculation of Net Debt(1)
(Unaudited)

(In USD millions)	September 30, 2020	December 31, 2019
Short-term borrowings	$7.4	$98.9
Current portion of long-term debt	21.8	16.7
Long-term debt, less current portion	3,710.1	3,698.6
Total debt	3,739.3	3,814.2
Less: cash and cash equivalents	(316.8)	(262.4)
Net Debt	$3,422.5	$3,551.8

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

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Sealed Air Corporation
Supplemental Information
Condensed Consolidated Statements of Cash Flows(1)
(Unaudited)

	Nine Months Ended September 30,
(In USD millions)	2020	2019
Net earnings	$360.7	$158.7
Adjustments to reconcile net earnings to net cash provided by operating activities(2)	178.2	172.7
Changes in operating assets and liabilities:
Trade receivables, net	(35.2)	(2.5)
Inventories, net	(76.6)	(44.0)
Accounts payable	(14.9)	(56.2)
Customer advance payments	8.1	3.7
Income tax receivable/payable	47.8	16.6
Other assets and liabilities	(57.9)	2.2
Net cash provided by operating activities	$410.2	$251.2
Cash flows from investing activities:
Capital expenditures	(118.3)	(141.6)
Receipts (payments) associated with sale of business and property and equipment	7.3	(2.7)
Business acquired, net of cash acquired	1.5	(452.6)
Investment in marketable securities	13.9	(10.3)
Settlement of foreign currency forward contracts	(3.6)	(8.2)
Other investing activities	(1.9)	—
Net cash used in investing activities	$(101.1)	$(615.4)
Cash flows from financing activities:
Net (payments) proceeds of short-term borrowings	(98.5)	(19.7)
Proceeds from long-term debt	—	474.6
Payments of long-term debt	(2.8)	—
Dividends paid on common stock	(75.6)	(74.4)
Impact of tax withholding on share-based compensation	(11.5)	(10.8)
Repurchases of common stock	(20.0)	(67.3)
Principal payments related to financing leases	(8.7)	(6.5)
Other financing activities	—	(0.5)
Net cash (used in) provided by financing activities	$(217.1)	$295.4
Effect of foreign currency exchange rate changes on cash and cash equivalents	$(37.6)	$(2.9)
Cash and cash equivalents	262.4	271.7
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$262.4	$271.7
Net change during the period	$54.4	$(71.7)
Cash and cash equivalents	316.8	200.0
Restricted cash and cash equivalents	—	—
Balance, end of period	$316.8	$200.0

Non-U.S. GAAP Free Cash Flow:
Cash flow from operating activities	$410.2	$251.2
Capital expenditures for property and equipment	(118.3)	(141.6)
Free Cash Flow	$291.9	$109.6

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Supplemental Cash Flow Information:
Interest payments, net of amounts capitalized	$140.5	$138.7
Income tax payments, net of cash refunds	$53.0	$46.7
Restructuring payments including associated costs	$58.7	$76.9
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$24.4	$21.9

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)    2020 adjustments primarily consist of depreciation and amortization of $130 million, share based compensation expense of $31 million and profit sharing expense of $21 million. 2019 adjustments primarily consist of depreciation and amortization of $107 million, share based compensation expense of $24 million and profit sharing expense of $15 million.

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Sealed Air Corporation
Supplemental Information(1)
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-U.S. GAAP Adjusted
Net Earnings and Non-U.S. GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
U.S. GAAP net earnings and diluted EPS from continuing operations(2)	$131.8	$0.85	$79.5	$0.51	$346.6	$2.22	$169.3	$1.09
Special Items(3)	(4.7)	(0.03)	20.2	0.13	12.2	0.08	147.9	0.95
Non-U.S. GAAP adjusted net earnings and adjusted diluted EPS from continuing operations	$127.1	$0.82	$99.7	$0.64	$358.8	$2.30	$317.2	$2.04
Weighted average number of common shares outstanding - Diluted		156.1		154.8		155.8		155.2

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)      Net earnings per common share is calculated under the two-class method.
(3)      Special Items include the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions, except per share data)	2020	2019	2020	2019
Special Items:
Restructuring charges	$1.0	$6.9	$11.7	$43.6
Other restructuring associated costs(i)	7.2	12.8	15.0	50.8
Foreign currency exchange loss due to highly inflationary economies	1.1	1.3	3.2	3.4
Charges related to the Novipax settlement agreement	—	—	—	59.0
Charges related to acquisition and divestiture activity	1.0	6.0	5.1	9.2
Other Special Items	0.6	10.1	4.3	24.8
Pre-tax impact of Special Items	10.9	37.1	39.3	190.8
Tax impact of Special Items and Tax Special Items	(15.6)	(16.9)	(27.1)	(42.9)
Net impact of Special Items	$(4.7)	$20.2	$12.2	$147.9
Weighted average number of common shares outstanding - Diluted	156.1	154.8	155.8	155.2
Loss per share impact from Special Items	$0.03	$(0.13)	$(0.08)	$(0.95)

(i)    Restructuring associated costs for the three and nine months ended September 30, 2020 primarily relate to fees paid to third-party consultants in support of Reinvent SEE. Restructuring associated costs for the three and nine months ended September 30, 2019 primarily relate to fees paid to third-party consultants in support of Reinvent SEE and costs associated with property consolidations and machinery and equipment relocations resulting from Reinvent SEE.

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    The calculation of the non-U.S. GAAP Adjusted income tax rate is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
U.S. GAAP Earnings before income tax provision from continuing operations	$149.2	$102.3	$441.3	$234.8
Pre-tax impact of special items	10.9	37.1	39.3	190.8
Non-U.S. GAAP Adjusted Earnings before income tax provision from continuing operations	$160.1	$139.4	$480.6	$425.6

U.S. GAAP Income tax provision from continuing operations	$17.4	$22.8	$94.7	$65.5
Tax Special Items	12.6	7.9	18.0	(3.8)
Tax impact of Special Items	3.0	9.0	9.1	46.7
Non-U.S. GAAP Adjusted Income tax provision from continuing operations	$33.0	$39.7	$121.8	$108.4

U.S. GAAP Effective income tax rate	11.7%	22.3%	21.5%	27.9%
Non-U.S. GAAP Adjusted income tax rate	20.6%	28.5%	25.3%	25.5%

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Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2019 Net Sales	$729.6	59.9%	$488.9	40.1%	$1,218.5
Price	4.0	0.5%	(4.7)	(1.0)%	(0.7)	—%
Volume(2)	(13.7)	(1.8)%	21.4	4.4%	7.7	0.6%
Total organic change (non-U.S. GAAP)(3)	(9.7)	(1.3)%	16.7	3.4%	7.0	0.6%
Acquisitions	—	—%	24.1	4.9%	24.1	2.0%
Total constant dollar change (non-U.S. GAAP)(3)	(9.7)	(1.3)%	40.8	8.3%	31.1	2.6%
Foreign currency translation	(15.3)	(2.1)%	2.9	0.6%	(12.4)	(1.1)%
Total change (U.S. GAAP)	(25.0)	(3.4)%	43.7	8.9%	18.7	1.5%

2020 Net Sales	$704.6	57.0%	$532.6	43.0%	$1,237.2

	Nine Months Ended September 30,
(In USD millions)	Food		Protective		Total Company
2019 Net Sales	$2,120.6	60.7%	$1,371.6	39.3%	$3,492.2
Price	12.7	0.6%	(10.9)	(0.8)%	1.8	0.1%
Volume(2)	4.5	0.2%	(24.2)	(1.8)%	(19.7)	(0.6)%
Total organic change (non-U.S. GAAP)(3)	17.2	0.8%	(35.1)	(2.6)%	(17.9)	(0.5)%
Acquisitions	6.5	0.3%	165.9	12.1%	172.4	4.9%
Total constant dollar change (non-U.S. GAAP)(3)	23.7	1.1%	130.8	9.5%	154.5	4.4%
Foreign currency translation	(76.2)	(3.6)%	(8.2)	(0.6)%	(84.4)	(2.4)%
Total change (U.S. GAAP)	(52.5)	(2.5)%	122.6	8.9%	70.1	2.0%

2020 Net Sales	$2,068.1	58.1%	$1,494.2	41.9%	$3,562.3

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly report on Form 10-Q with the Securities and Exchange Commission.
(2)    Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(3)     Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we consider the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

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Sealed Air Corporation
Supplemental Information(1)
Components of Change in Net Sales by Region
(Unaudited)

	Three Months Ended September 30,
(In USD millions)	North America		EMEA		APAC		South America		Total
2019 Net Sales	$729.4	59.9%	$250.0	20.5%	$180.8	14.8%	$58.3	4.8%	$1,218.5
Price	(10.8)	(1.5)%	0.9	0.4%	(0.1)	(0.1)%	9.3	16.0%	(0.7)	—%
Volume(2)	12.9	1.8%	(5.7)	(2.3)%	2.3	1.3%	(1.8)	(3.1)%	7.7	0.6%
Total organic change (non-U.S. GAAP)(3)	2.1	0.3%	(4.8)	(1.9)%	2.2	1.2%	7.5	12.9%	7.0	0.6%
Acquisitions	19.0	2.6%	4.6	1.8%	0.5	0.3%	—	—%	24.1	2.0%
Total constant dollar change (non-U.S. GAAP)(3)	21.1	2.9%	(0.2)	(0.1)%	2.7	1.5%	7.5	12.9%	31.1	2.6%
Foreign currency translation	(5.3)	(0.7)%	5.9	2.4%	3.8	2.1%	(16.8)	(28.9)%	(12.4)	(1.1)%
Total change (U.S. GAAP)	15.8	2.2%	5.7	2.3%	6.5	3.6%	(9.3)	(16.0)%	18.7	1.5%

2020 Net Sales	$745.2	60.2%	$255.7	20.7%	$187.3	15.1%	$49.0	4.0%	$1,237.2

	Nine Months Ended September 30,
(In USD millions)	North America		EMEA		APAC		South America		Total
2019 Net Sales	$2,070.2	59.3%	$732.4	21.0%	$520.3	14.9%	$169.3	4.8%	$3,492.2
Price	(25.5)	(1.2)%	(0.4)	—%	(1.2)	(0.2)%	28.9	17.1%	1.8	0.1%
Volume(2)	(10.4)	(0.5)%	(15.1)	(2.1)%	4.1	0.8%	1.7	1.0%	(19.7)	(0.6)%
Total organic change (non-U.S. GAAP)(3)	(35.9)	(1.7)%	(15.5)	(2.1)%	2.9	0.6%	30.6	18.1%	(17.9)	(0.5)%
Acquisitions	133.5	6.4%	33.0	4.5%	5.6	1.0%	0.3	0.2%	172.4	4.9%
Total constant dollar change (non-U.S. GAAP)(3)	97.6	4.7%	17.5	2.4%	8.5	1.6%	30.9	18.3%	154.5	4.4%
Foreign currency translation	(16.3)	(0.8)%	(8.8)	(1.2)%	(9.3)	(1.8)%	(50.0)	(29.6)%	(84.4)	(2.4)%
Total change (U.S. GAAP)	81.3	3.9%	8.7	1.2%	(0.8)	(0.2)%	(19.1)	(11.3)%	70.1	2.0%

2020 Net Sales	$2,151.5	60.4%	$741.1	20.8%	$519.5	14.6%	$150.2	4.2%	$3,562.3

(1)      The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(3)     Total organic change is a non-U.S. GAAP financial measure which excludes acquisition and divestiture activity and the impact of foreign currency translation. Total constant dollar change is a non-U.S. GAAP financial measure which excludes the impact of foreign currency translation. Since we are a U.S. domiciled company, we translate our foreign currency denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

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Sealed Air Corporation
Supplemental Information(1)
Segment Information
Reconciliation of Net Earnings to Non-U.S. GAAP Total Company Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
Net Sales:
Food	$704.6	$729.6	$2,068.1	$2,120.6
As a % of Total Company net sales	57.0%	59.9%	58.1%	60.7%
Protective	532.6	488.9	1,494.2	1,371.6
As a % of Total Company net sales	43.0%	40.1%	41.9%	39.3%
Total Company Net Sales	$1,237.2	$1,218.5	$3,562.3	$3,492.2

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
Adjusted EBITDA from continuing operations:
Food	$152.4	$159.6	$477.8	$458.1
Adjusted EBITDA Margin	21.6%	21.9%	23.1%	21.6%
Protective	108.7	84.0	293.0	243.0
Adjusted EBITDA Margin	20.4%	17.2%	19.6%	17.7%
Corporate	(1.8)	(2.5)	1.6	(7.5)
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$259.3	$241.1	$772.4	$693.6
Adjusted EBITDA Margin	21.0%	19.8%	21.7%	19.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
U.S. GAAP Net earnings from continuing operations	131.8	79.5	346.6	169.3
Interest expense, net	43.0	48.5	130.7	136.6
Income tax provision	17.4	22.8	94.7	65.5
Depreciation and amortization, net of adjustments(2)	56.2	53.2	161.1	131.4
Special Items:
Restructuring charges(3)	1.0	6.9	11.7	43.6
Other restructuring associated costs	7.2	12.8	15.0	50.8
Foreign currency exchange loss due to highly inflationary economies	1.1	1.3	3.2	3.4
Charges related to the Novipax settlement agreement	—	—	—	59.0
Charges related to acquisition and divestiture activity	1.0	6.0	5.1	9.2
Other Special Items	0.6	10.1	4.3	24.8
Pre-tax impact of Special items	10.9	37.1	39.3	190.8
Non-U.S. GAAP Total Company Adjusted EBITDA from continuing operations	$259.3	$241.1	$772.4	$693.6

(1)The supplementary information included in this press release for 2020 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.
(2)Depreciation and amortization by segment are as follows:

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	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
Food	$31.7	$30.6	$90.9	$81.8
Protective	24.5	22.7	70.2	50.7
Total Company depreciation and amortization(i)	$56.2	$53.3	$161.1	$132.5
Depreciation and amortization adjustments	—	(0.1)	—	(1.1)
Depreciation and amortization, net of adjustments	$56.2	$53.2	$161.1	$131.4

(i)    Includes share-based incentive compensation of $12.3 million and $31.3 million for the three and nine months ended September 30, 2020, respectively, and $12.0 million and $25.2 million for the three and nine months ended September 30, 2019, respectively.

(3)     Restructuring charges by segment is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In USD millions)	2020	2019	2020	2019
Food	$(1.4)	$3.9	$3.8	$26.3
Protective	2.4	3.0	7.9	17.3
Total Company restructuring charges	$1.0	$6.9	$11.7	$43.6

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